[HUMATECH, INC. LETTERHEAD]

October 22, 2001

Jonathan Matteson
2940 East Broadway, #230
Mesa, Arizona 85204

Dear Sir,

As agreed, the Board of Directors of HumaTech, Inc. has fully authorized the issuance of 15,000 shares of unrestricted common stock in HumaTech, Inc. This is issued to you for work performed for the benefit of HumaTech, Inc.

Thank you,

/s/ David Williams                     /s/ Jonathan Matteson
____________________                   ______________________________
David Williams                         Accepted, Jonathan Matteson
President, CEO
HumaTech, Inc.